Exhibit 99.1

NEWS RELEASE

Par Pacific Prices Public Offering of Common Stock

HOUSTON, March 16, 2021 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) today announced that it has priced an underwritten public offering of 5,000,000 shares of common stock at a price to the public of $16.00 per share of common stock. The underwriters have an option for 30 days to purchase up to an additional 750,000 shares of common stock from the Company. The offering is expected to close on March 19, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds of this offering for general corporate purposes, including repaying indebtedness, capital expenditures and funding working capital.

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as joint lead bookrunners, and BofA Securities, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Simmons Energy | A Division of Piper Sandler and Tudor, Pickering, Holt & Co. Securities, LLC are acting as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement, which has been filed with the Securities and Exchange Commission (the “SEC”) and became effective February 15, 2019. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov. Alternatively, the joint lead bookrunners will arrange to send you the prospectus supplement and related base prospectus if you request them by contacting:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Collect telephone: 1-212-834-4533

Email at prospectus-eq_fi@jpmchase.com

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, New York 10282

Telephone: 866-471-2526

Facsimile: 212-902-9316

Email: prospectus-ny@ny.email.gs.com

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Par Pacific

Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy, infrastructure and retail businesses. Par Pacific’s strategy is to acquire and develop businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 94,000-bpd of operating refining capacity, a logistics system supplying the major islands of the state and 90 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000 bpd of combined refining capacity, related multimodal logistics systems, and 33 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Additionally, significant uncertainties remain with respect to COVID-19 and its economic effects. Due to the unpredictable and unprecedented nature of the COVID-19 pandemic, Par Pacific cannot identify all potential risks to, and impacts on, its business, including the ultimate adverse economic impact to its results of operations, financial position and liquidity. However, the adverse impact of COVID-19 on Par Pacific has been and will likely continue to be material. There can be no guarantee that the operational and financial measures that Par Pacific has taken, and may take in the future, will be fully effective. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Par Pacific further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact

Ashimi Patel

Senior Manager, Investor Relations

(832) 916-3355

apatel@parpacific.com